UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2015

OPKO Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.

Miami, Florida 33137

(Address of principal executive offices) (Zip Code)

(305) 575-4100

Registrant’s telephone number, including area code

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 20, 2015, OPKO Health, Inc. (the “Company” or “OPKO”), a Delaware corporation, completed its previously announced acquisition of Bio-Reference Laboratories, Inc., a New Jersey Corporation (“Bio-Reference”), pursuant to an Agreement and Plan of Merger, dated as of June 3, 2015 (the “Merger Agreement”), by and among OPKO, Bamboo Acquisition, Inc., a New Jersey corporation and wholly owned subsidiary of OPKO (“Merger Sub”), and Bio-Reference. Under the terms of the Merger Agreement, Merger Sub merged with and into Bio-Reference (the “Merger”), with Bio-Reference surviving as a wholly-owned subsidiary of OPKO.

At the effective time of the Merger (the “Effective Time”), each outstanding share of Bio-Reference’s common stock, par value $0.01 per share (the “Bio-Reference Common Stock”), other than shares of Bio-Reference Common Stock held by OPKO, Merger Sub, Bio-Reference or any wholly-owned subsidiary of OPKO or Bio-Reference, which were cancelled and retired at the Effective Time, was converted into and exchanged for the right to receive 2.75 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of OPKO (the “OPKO Common Stock”). No fractional shares of OPKO Common Stock will be issued to Bio-Reference shareholders in connection with the Merger. Instead, a Bio-Reference shareholder who would otherwise be entitled to a fractional share (after taking into account all certificates and book-entry shares delivered by such shareholder) will receive one full share of OPKO Common Stock in lieu of such fractional share.

At the Effective Time, each outstanding option to purchase shares of Bio-Reference Common Stock (each, a “Bio-Reference Stock Option”) that was outstanding and unexercised immediately prior to the Effective Time, whether or not vested, was converted into an option to purchase OPKO Common Stock and was assumed by OPKO in accordance with the terms of the Bio-Reference 2003 Employee Incentive Stock Option Plan (the “Bio-Reference Plan”) and the terms of the contract evidencing such Bio-Reference Stock Option, except that as of the Effective Time, (i) OPKO and its compensation committee has been substituted for Bio-Reference and the compensation committee of the board of directors of Bio-Reference administering the Bio-Reference Plan and (ii) each Bio-Reference Stock Option assumed by OPKO may be exercised solely for shares of OPKO Common Stock. The number of shares of OPKO Common Stock subject to each assumed Bio-Reference Stock Option was adjusted to an amount equal to the product of (a) the number of shares of Bio-Reference Common Stock subject to such Bio-Reference Stock Option immediately before the Effective Time and (b) the Exchange Ratio, rounded down to the nearest whole share. The per share exercise price for shares of OPKO Common Stock under each assumed Bio-Reference Stock Option was adjusted to a price equal to the quotient of (a) the per share exercise price of such Bio-Reference Stock Option divided by (b) the Exchange Ratio, rounded up to the nearest whole cent.

Based on the number of shares of Bio-Reference Common Stock and Bio-Reference Stock Options outstanding at the Effective Time, OPKO is expected to issue up to an aggregate of approximately 76.8 million shares of OPKO Common Stock to the former holders of Bio-Reference Common Stock and Bio-Reference Stock Options in consideration for their shares of Bio-Reference Common Stock and upon the exercise of Bio-Reference Stock Options.

The foregoing description of the Merger Agreement and Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Annex A to OPKO’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2015, and is incorporated herein by reference.

In connection with the Merger, Bio-Reference entered into a Fifteenth Amendment to Loan Documents, dated as of August 18, 2015 (the “Loan Amendment”), with PNC Bank, National Association (“PNC”), as lender and as agent, amending the Amended and Restated Loan and Security Agreement, dated as of September 30, 2004, by and among Bio-Reference and GeneDx, Inc., as borrowers, and PNC, as lender and agent, as amended (the “Credit Facility”). The Loan Amendment includes PNC’s consent to the Merger and amendments to certain provisions in the Credit Facility to, among other things, (i) permit Bio-Reference to amend its organizational documents and change its fiscal year as a result of the Merger, (ii) modify the event of default triggered upon a change in the existing management of Bio-Reference and (iii) allow termination of the Credit Facility upon 20 days’ (or such shorter period as is acceptable to PNC) prior written notice and payment in full of the outstanding obligations under the Credit Facility.

The Credit Facility provides Bio-Reference with a line of credit of up to the lesser of $120 million and 50% of certain eligible receivables of Bio-Reference, subject to the terms and conditions set forth therein. Borrowings under the Credit Facility may be used for working capital needs and to reimburse drawings under letters of credit. Interest on advances under the Credit Facility is payable based on PNC’s prime rate, and may also be based in part on a “Euro-Rate” linked to the London interbank offer rate for US dollars, in each case, plus an additional interest percentage. The Credit Facility is secured by substantially all assets of Bio-Reference and is guaranteed by certain subsidiaries of Bio-Reference. The Credit Facility contains certain affirmative and negative covenants (subject to certain exceptions and baskets), which limit the ability of Bio-Reference, the guarantors thereunder and certain of their subsidiaries to, among other things, pay dividends, incur indebtedness, create liens, enter into certain acquisition transactions and make capital expenditures. Additionally, the Credit Facility contains financial covenants which require Bio-Reference to maintain a minimum fixed charge coverage ratio. The Credit Facility also contains customary events of default, including events of default arising from non-payment, material misrepresentations, breaches of covenants, cross default to certain indebtedness, bankruptcy and changes in management. As of the Effective Time, approximately $68.5 million was outstanding under the Credit Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K regarding the Loan Amendment and the Credit Facility is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On August 20, 2015, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The required financial statements will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date that this Form 8-K must be filed.

(b)	Pro Forma Financial Information

The required pro forma information will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date that this Form 8-K must be filed.

(d)	Exhibits

Exhibit	Description

99.1	Press Release of OPKO Health, Inc. dated August 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

Dated: August 20, 2015	By:	/s/ Adam Logal
		Name:	Adam Logal
		Title:	Senior Vice President – Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of OPKO Health, Inc. dated August 20, 2015.

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